Exhibit 99.1

Press Release

For immediate release

Company contact: Larry C. Busnardo, Senior Director, Investor Relations, 303-312-8514

Bill Barrett Corporation Announces Proposed Private Debt Offering

DENVER – April 24, 2017 – Bill Barrett Corporation (the “Company”) (NYSE:BBG) today announced that, subject to market conditions, the Company is planning a private offering of $275 million in aggregate principal amount of senior unsecured notes due 2025 (the “notes”). The Company intends to use the net proceeds from the offering, together with available cash on hand, to fund the redemption of all of its outstanding 7.625% Senior Notes due 2019 and all of its outstanding 5% Convertible Senior Notes due 2028.

This press release is neither an offer to sell nor the solicitation of an offer to buy the notes or any other securities. The notes will be offered in the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in reliance on Regulation S under the Securities Act. The notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation, headquartered in Denver, Colorado, develops oil and natural gas in the Rocky Mountain region of the United States.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this news release related to the Company’s planned private offering of the notes, including the use of proceeds from the planned offering, and all other statements other than statements of historical fact, are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. The Company urges you to carefully review and consider the cautionary statements made in this press release, the “Risk Factors” section of the Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission (“SEC”) on March 2, 2017, and other filings with the SEC for further information on risks and uncertainties that could affect the Company’s business, financial condition and results of operations, which are incorporated by this reference as though fully set forth herein. The Company cautions you not to place undue reliance on forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this release or currently unknown facts or conditions or the occurrence of unanticipated events. All forward looking statements are qualified in their entirety by this cautionary statement.